SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
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                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

                            Filed by the Registrant  [X]
                  Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ] Preliminary Proxy Statement    [X] Definitive Proxy Statement
          [ ] Definitive Additional
              Materials                      [ ] Soliciting Materials Pursuant
                                                 to Section 240.14a-11(c) or
                                                 Section 240.14a-12
          [ ] Confidential, for use of
              the Commission Only (as
              permitted by Rule 14a-6(e)(2))


                             COVER-ALL TECHNOLOGIES INC.
               -----------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)


               -----------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement
                              if other than Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1)   Title of each class of securities to which transaction
                    applies:
                            ----------------------------------------------

               2)   Aggregate number of securities to which transaction
                    applies:
                            ----------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                    ------------------------------------------------------

               4)   Proposed maximum aggregate value of transaction:
                                                                    ------

               5)   Total fee paid:
                                   ---------------------------------------

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:
                                           -------------------------------

               2)   Form, Schedule or Registration Statement No:
                                                                ----------

               3)   Filing Party:
                                 -----------------------------------------

               4)   Date Filed:
                               -------------------------------------------

                             COVER-ALL TECHNOLOGIES INC.


             BRIAN MAGOWAN
          Chairman of the Board and Chief Executive Officer


                                                             April 30, 1997


          To All Cover-All Stockholders:

               I invite you to attend the Annual Meeting of Stockholders which will be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey, on Thursday, June 19, 1997 at 9:30 a.m., local time.

               The annual election of directors will take place at the Meeting. Personal information about the nominee for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

               At the Meeting, you will also be asked to consider, vote upon and approve the adoption by the Board of Directors of an amendment to Cover-All's 1995 Employee Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock reserved for grant under the Plan from 600,000 to 2,000,000 and expand the eligibility requirements to receive grants under the Plan to include non-employee directors and consultants of the Company. Such amendment was adopted by the Board of Directors on April 29, 1997 with the proviso that if it is approved by stockholders, the Company will cease granting options under its 1991 Key Employee Stock Option Plan, under which 279,938 shares of Common Stock were available for grant on the April 28, 1997, the record date for the Meeting. The Board of Directors believes that the increase in shares reserved under the Plan and expansion of who is eligible to receive grants will provide the Company with the flexibility to attract, retain and motivate a talented workforce, including not only employees but directors and consultants whose expertise benefit the Company.

               It is important that your shares be represented at the Meeting. Even if you plan to attend the Meeting, please sign, date and mail promptly the enclosed proxy in the postage-paid envelope. The vote of each stockholder is important, and it should be recognized that a failure to return a properly executed and dated proxy card in a timely fashion or vote in person at the Meeting in effect constitutes a vote against each of the proposals.

               Please read the formal notice of the Annual Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Cover-All Technologies Inc. appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                           Sincerely,

                                           BRIAN MAGOWAN,
                                             Chairman of the Board and Chief
                                             Executive Officer

                             COVER-ALL TECHNOLOGIES INC.

                                 --------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------------


          TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

               The Annual Meeting of Stockholders (the "Meeting") of Cover-All Technologies Inc., a Delaware corporation (the "Company"), will be held on June 19, 1997 at 9:30 a.m., local time, at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601 to consider and act upon the following:

               1. To elect a class of directors consisting of one director to serve for a term of three years and until his successor shall have been duly elected and qualified ("Proposal No. 1").

               2. To approve the adoption by the Board of Directors of an amendment to the Company's 1995 Employee Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock reserved for grant under the Plan from 600,000 to 2,000,000 and expand the eligibility requirements to receive grants under the Plan to include non-employee directors and consultants of the Company. ("Proposal No. 2").

               3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

               Stockholders of record at the close of business on April 28, 1997, which is the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

               All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their proxies and vote their shares in person.

                                        By Order of the Board of Directors

                                        ANN F. MASSEY
                                          Secretary

          Date:  April 30, 1997

          -----------------------------------------------------------------

          IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

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

                             COVER-ALL TECHNOLOGIES INC.

                                 --------------------

                                   PROXY STATEMENT
                            ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 19, 1997

                                 --------------------


                                       GENERAL


               This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cover-All Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601, on June 19, 1997 at 9:30 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

               The principal executive offices of the Company are located at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 30, 1997.

                         VOTING SECURITIES AND VOTE REQUIRED

               Stockholders of record as of the close of business on April 28, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. As of the Record Date, there is only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, (i) the nominee for director receiving a plurality of the votes cast at the Meeting shall be elected and (ii) the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting will be required to approve Proposal No. 2.

               With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes
                                                         ------
          withheld will be counted toward determining the presence of a quorum for the transaction of business.

               Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except
                                                                   ------
          the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

               As of April 28, 1997, 16,720,297 shares of the Company's Common Stock were issued and outstanding.

                                  VOTING OF PROXIES

               Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as proxies in accordance with the stockholder's direction. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of proxy may revoke that proxy or may submit a revised form of proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned.


                            SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

               The following table contains information as of the Record Date as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a director of the Company, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers of the Company, and as to the percentage of outstanding shares held by such person on that date.

                                                          Amount       Percent
                                    Status of          Beneficially      of
         Name and Address        Beneficial Owner        Owned(1)      Class(2)
         ----------------        ----------------      ------------    --------
     Harvey Krieger             Beneficial Owner of    1,191,253(3)      7.1%
       18-01 Pollitt Drive        more than 5% of the
       Fair Lawn, NJ 07410        Company's Common
                                  Stock and current
                                  Consultant to the
                                  Company
     Alfred J. Moccia          Former Chairman of the      1,393           *
       23 Dante Street         Board and Former Chief
       Larchmont, NY 10538     Executive Officer
     James R. Stallard         Director                   10,000(4)        *
       1601 Chestnut Street -
       TLP 44
       Two Liberty Place
       Philadelphia, PA 19192
     Brian Magowan             Chairman of the Board     100,000(5)        *
       18-01 Pollitt Drive     and Chief Executive
       Fair Lawn, NJ 07410     Officer
     Earl Gallegos             Director and a             37,500(6)        *
       18-01 Pollitt Drive     Consultant to the
       Fair Lawn, NJ 07410     Company
     Ian Meredith              Director                        0           *
       18-01 Pollitt Drive
       Fair Lawn, NJ 07410

                                                          Amount      Percent
                                    Status of          Beneficially     of
         Name and Address        Beneficial Owner        Owned(1)     Class(2)
         ----------------        ----------------      ------------   --------
     Mark D. Johnston          Chief Financial Officer   205,000(7)        *
       P.O. Box 839              and Director
       St. Helier, Jersey
       Channel Islands, JE4 9NZ
     Peter C. Lynch            President and Chief        49,900(8)        *
       18-01 Pollitt Drive       Operating Officer of
       Fair Lawn, NJ 07410       the Company and
                                 President and Chief
                                 Operations Officer of
                                 COVER-ALL
     Raul F. Calvo             Vice President and         32,350(9)        *
       18-01 Pollitt Drive       Chief Accounting
       Fair Lawn, NJ 07410       Officer
     Software Investments      Beneficial Owner of     3,903,706         23.3%
     Limited                     more than 5% of the
       Abbot Building            Company's Common
       P.O. Box 3186             Stock
       Main Street
       Road Town
       Tortola, British Virgin
        Islands
     Care Corporation Limited  Beneficial Owner of     2,500,000         15.0%
       Abbot Building            more than 5% of the
       P.O. Box 3186             Company's Common
       Main Street               Stock
       Road Town
       Tortola, British Virgin
        Islands
     Atlantic Employers        Beneficial Owner of     1,238,273          7.4%
     Insurance Company           more than 5% of the
       1601 Chestnut Street      Company's Common
       Two Liberty Place         Stock
       Philadelphia, PA 19192
     All directors and                                   434,750(4)       2.6%
     executive officers                                   (5)(6)(7)
     as a group (consisting                                     (8)
     of 7 persons)

     ---------------
     * Less than one percent.

     (1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     (2) Based upon 16,720,297 total outstanding shares of Common Stock on the Record Date.

     (3) Includes 22,989 shares owned by Mr. Krieger's wife and minor children, as to which Mr. Krieger disclaims beneficial ownership.

     (4) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

     (5) Represents options to purchase 100,000 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan.

     (6) Represents options to purchase 37,500 shares at an exercise price of $1.25 per share pursuant to the Company's 1995 Employee Stock Option Plan.

     (7) Represents options to purchase 10,000 shares at an exercise price of $4.50 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors and options to purchase 195,000 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Option Plan.

     (8) Represents options to purchase 12,500 shares at an exercise price of $2.25 per share pursuant to the Company's 1991 Key Employee Stock Option Plan and options to purchase 5,000 shares at an exercise price of $1.75 per share, options to purchase 20,000 shares at an exercise price of $5.00 per share and options to purchase 12,400 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Option Plan.

     (9) Represents options to purchase 7,500 shares at an exercise price of $2.25 per share pursuant to the Company's 1991 Key Employee Stock Option Plan and options to purchase 5,000 shares at an exercise price of $1.75 per share, options to purchase 10,000 shares at an exercise price of $5.00 per share, and options to purchase 9,850 shares at an exercise price of $2.00 per share pursuant to the Company's 1995 Employee Stock Options Plan.


                        PROPOSAL NO. 1 - ELECTION OF DIRECTOR


               There are five members of the Board of Directors of the Company classified into three classes, with the three-year term of office of each class expiring at the Annual Meeting of Stockholders in successive years, upon the election and qualification of successor classes. The term of office of one director will expire at the Meeting. The Director in the class subject to election will be elected to serve for a term of three years and until his successor shall have been elected and qualified.

               The nominee for the class to be elected at the Meeting is Brian Magowan. Mr. Magowan was named a director of the Company in March 1997.

               The Company's By-Laws provide for seven members of the Board of Directors. There were two vacancies as of the Record Date.
          In connection with the issuance of the Company's 12 1/2% Convertible Debentures ("the Debentures") in March 1997 to Tandem Capital, Inc. ("Tandem"), an affiliate of Sirrom Capital Corporation, Tandem has the right, which it had not exercised as of the Record Date, to require that its nominee be elected to the Board of Directors as a member of the class whose term expires in 1998. As of the Record Date, the Board of Directors had not filled the second vacancy. Proxies may not be voted for a greater number of persons than the one nominee named.

               Unless otherwise indicated, all proxies received will be voted in favor of the election to the Board of Directors of the nominee named above. Should such nominee not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereby will be voted in favor of the nominee who does remain a candidate and may be voted for a substitute nominee selected by the Board of Directors. The nominee for director receiving a plurality of the votes cast at the Meeting shall be elected. Shares represented by proxy as to which authority to vote for the named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for such nominee.

               The following table lists the names of the directors and the nominee for Director, their ages, their current positions with the Company and the expiration date of their term as director of the Company.


                                                                  Term as
                                                                  Director
               Name                       Age    Position         Expires
               ----                       ---    --------         --------

          Brian Magowan   . . . . . . .    55  Chairman of the      1997*
                                                 Board of
                                                 Directors and
                                                 Chief Executive
                                                 Officer
          Earl Gallegos . . . . . . . .    39  Director             1999
          James R. Stallard . . . . . .    44  Director             1998
          Mark D. Johnston  . . . . . .    39  Director and         1999
                                                 Chief
                                                 Financial
                                                 Officer
          Ian Meredith  . . . . . . . .    48  Director             1998

          ---------------
          * Term of class expires at the Meeting. Director indicated is a nominee for re-election.


               Brian Magowan has served as Chairman and Chief Executive Officer of the Company since March 1997. From 1971 until August 1993 Mr. Magowan worked for the Unisys Corporation in various capacities. In his last position with Unisys he was Vice President and General Manager of the Software Products Group. Between September 1993 and March 1997, Mr. Magowan has served as Managing Partner of Turnbury Associates. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Earl Gallegos was named a director of the Company in March 1997. Mr. Gallegos is a former Executive Vice President of Operations for Pacific Rim Assurance Company. Mr. Gallegos spent seven years working within all aspects of the workers' compensation insurance company. Within the last three years, Mr. Gallegos founded his own consulting firm in which he performs management consulting within the insurance and software industries. Some of his larger projects include implementation and management of a software system to support a statewide managed care program and the founding of a twenty-four hour managed care company in the state of California. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS."

               James R. Stallard was elected a director of the Company in 1996. Mr. Stallard joined CIGNA in August 1994 and was named a Senior Vice President of CIGNA's Property and Casualty Management Facility in March 1996. Mr. Stallard has held a variety of management positions in underwriting, administration and systems in the property and casualty insurance industry for nearly 23 years, and for 21 years was employed by Transamerica Insurance Company (now known as TIG). Mr. Stallard was elected to the Board of Directors of the Company pursuant to a Restructuring Agreement dated as of March 1, 1996 among the Company and several customers and parties to two lawsuits. Under the Restructuring Agreement, the Company agreed to elect to its Board of Directors one designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement. Mr. Stallard, as designee, was elected as a director in the Class of 1998 and will be subject to reelection at the Company's 1998 Annual Meeting of Stockholders. Beginning with the 1998 Annual Meeting, the Company will include Mr. Stallard, or any successor designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement, as a nominee in management's slate of directors for such annual meeting, and the Company shall recommend to its stockholders the election of such designee or successor as a director. In the event that such designee is not elected as a director at the 1998 Annual Meeting, the Company shall, following said meeting, elect the designee to its Board of Directors to serve for a period equal to the remainder of the three-year period and amend its By-Laws to create any vacancy, if required. The Company further agreed that if the designee dies or resigns, his successor will be designated a director. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Mark D. Johnston was elected a director of the Company in 1996 and named Chief Financial Officer in 1997 on an interim basis until September 30, 1997 or until a permanent replacement is appointed, whichever is earlier. Mr. Johnston is an executive director of Software Investments Limited ("SIL") and Care Corporation Limited ("Care"), both of which are British Virgin Islands companies. For the past 5 years his responsibilities have been centered on treasury operations, including currency management and management of investments in international bonds, equities and derivatives. Mr. Johnston has also been involved in the development of educational software for use on multimedia personal computers for the past five years and has gained considerable experience in the rapid changes occurring in the computer industry. Mr. Johnston is also a director of International Insurance Technologies, Inc., a software consulting company in Tampa, Florida. Mr. Johnston was elected to the Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among the Company, SIL and Care.
          Under the Stock Purchase Agreement, the Company agreed to elect Mr. Johnston as a director in the Class of 1996 as the designee of SIL and Care. The Company further agreed that a designee, which may be Mr. Johnston or a successor designated by SIL and Care, shall be included as one of the management nominees for director of the Company at each meeting of stockholders, beginning with the 1996 Annual Meeting, and that if the designee is not elected at the 1996 Annual Meeting or any subsequent annual meeting called for the purpose of reelecting or electing such class of directors, the Company shall, following such meeting, elect the designee to its Board of Directors to serve for a period equal to the remainder of the term of such class of directors and amend its By-Laws to create any vacancy, if required. The Stock Purchase Agreement further stipulates that if, at any time, any designee shall decline or be unable to serve as a director of the Company, another designee shall be elected as a director to fill the vacancy thus created. Each designee shall have all voting and other rights provided to directors of the Company generally. The Company shall be required to comply with the Stock Purchase Agreement for as long as SIL and Care collectively hold an aggregate of 20% or more of the issued and outstanding shares of the Company's Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               Ian J. Meredith was named a director of the Company in March 1997. Mr. Meredith is the Chief Executive Officer of International Insurance Technologies Inc., a software consulting company headquartered in Tampa, Florida. His primary responsibility is to promote marketing and sales of insurance software internationally. Mr. Meredith is a director of Care Systems Corporation, a Delaware corporation and an affiliate of Care ("CSC"), specializing in software and services to the workers' compensation industry in the United States. In 1992, Mr. Meredith, as CEO and Chairman, founded CSC to develop proprietary software for the insurance and employer markets.

               In addition to Mr. Magowan who is the Chief Executive Officer and Mr. Johnston who is the Chief Financial Officer of the Company on an interim basis, both of whom are directors of the Company listed above, Peter C. Lynch is the President and Chief Operating Officer of the Company and President and Chief Operations Officer of COVER-ALL, Raul F. Calvo is the Vice President and Chief Accounting Officer of the Company and Ann F. Massey is the Secretary of the Company.

               Peter C. Lynch (age 36) has served as the President and Chief Operating Officer of the Company since June, 1996. Mr. Lynch joined the Company as Vice President of Sales and Marketing of COVER-ALL in July 1994. He was appointed President and Chief Operations Officer COVER-ALL in 1995. Prior to joining the Company, Mr. Lynch held various sales and operations positions within AT&T as part of their executive development program.

               Raul F. Calvo (age 67) has served as the Company's Vice President since March 1996. From 1989 until February 1996, Mr. Calvo served as the Director of Operations and Vice President for the JUA/MTF program, the automobile insurance assigned risk pool of the State of New Jersey. In 1994, Mr. Calvo was appointed Chief Financial Officer and Treasurer of COVER-ALL, and in August 1995 he was appointed Chief Accounting Officer for the Company. Mr. Calvo maintains both positions presently.

               Ann F. Massey (age 39) has served as the Company's Corporate Secretary since April 1997. From 1994 until February 1996, Ms. Massey served as Assistant Controller for the insurance services division of the Company. Prior to 1994, Ms. Massey served as the Company's Accounting Manager. In March 1996, Ms. Massey was appointed Assistant Treasurer of the Company and in March 1997 she was appointed Controller of the Company.


                          BOARD OF DIRECTORS AND COMMITTEES


               There were 13 meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 75% of the total number of meetings of the Board and all committee meetings of the Board on which the director served. In addition, the Board acted by unanimous written consent on 3 occasions.

               The Board of Directors has standing Compensation and Audit Committees. The full Board of Directors administers each of the 1991 Key Employee Stock Option Plan (the "KESO Plan") and 1995 Employee Stock Option Plan (as previously defined, the "Plan"). The Company does not have a standing nominating committee.

               The present members of the Compensation Committee are Messrs. Magowan and Johnston. The principal functions of the Compensation Committee are to review current and proposed employment arrangements with existing and prospective senior employees. During the fiscal year ended December 31, 1996, the Compensation Committee met on one occasion.

               The present members of the Audit Committee are Messrs. Stallard and Gallegos. The Audit Committee's principal functions are to consider matters relating to the administration and audit of the Company's accounts and its financial affairs; to supervise the Company's relationship with its independent auditors; to recommend the appointment of independent auditors; and to meet with Company personnel as it deems appropriate to carry out its functions. During the fiscal year ended December 31, 1996, the Audit Committee met on one occasion.

               In administering the KESO Plan and/or the Plan, the Board Directors' principal function is to administer the respective plans, including selecting the employees to whom options will be granted, determining the number of options to be granted to any such employee, when options are to be granted, the terms of the options and any conditions to be attached to the options and establishing rules and regulations for the administration of the respective plans.


                        PROPOSAL NO. 2 - PROPOSED AMENDMENT TO
                         THE 1995 EMPLOYEE STOCK OPTION PLAN

          GENERAL

               The Board of Directors proposes the approval of an amendment, adopted by the Board of Directors on April 29, 1997, to the Company's 1995 Employee Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock that may be granted under the Plan by 1,400,000, from 600,000 to 2,000,000 shares, and expand the eligibility requirements to receive grants under the Plan to include non-employee directors and consultants of the Company. The amendment to the Plan was adopted by the Board of Directors with the proviso that if it is approved by stockholders, the Company will cease granting options under the KESO Plan, under which 279,938 shares of the Common Stock were available for grant on the Record Date.

               As of the Record Date, there were 190,175 shares of Common Stock available for grant under the Plan. However, the Company has granted five year options to purchase an aggregate of 632,500 shares of Common Stock to Messrs. Magowan, Johnston and Gallegos and has contractual obligations to grant additional five year options to purchase 212,500 shares of Common Stock to Mr. Gallegos, all of which are contingent upon, in the case of Mr. Magowan, the Company's Common Stock trading at certain levels for specified periods of time and, in the case of Messrs. Johnston and Gallegos, their continued service to the Company as Chief Financial Officer and Consultant, respectively. Additionally, Mr. Gallegos shall be entitled to receive as a bonus, five year options to purchase 250,000 shares of Common Stock if the Company achieves certain projected sales goals for fiscal 1997. All grants to Messrs. Magowan, Johnston and Gallegos are subject to stockholder approval of Proposal No. 2. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

               The closing sales price of the Company's Common Stock, as reported by the Nasdaq SmallCap Market, was $1 9/16 per share on the Record Date.

               The Board of Directors believes that, as a result of the Corporation's anticipated growth, it will be necessary to hire additional personnel. In view of these personnel needs, together with the Corporation's long-term goal of utilizing options as a component of the remuneration paid to management, the Board of Directors is of the opinion that it is appropriate that stock options be available to attract and retain well qualified executive and other personnel and to furnish an additional incentive to those persons. Further, the Board of Directors believes that including non-employee directors and consultants as eligible participants under the Plan will consolidate the administration of its stock option plans by having a single discretionary plan available to all of the Company's employees, non-employee directors and consultants. Accordingly, the Board of Directors proposes to increase the number of shares of Common Stock available for issuance under the Plan by an additional 1,400,000 shares, from 600,000 shares to 2,000,000 shares and to include non-employee directors and consultants as persons eligible to receive grants under the Plan.

               A detailed summary description of the Plan is set forth in Annex A to this Proxy Statement.

                                  NEW PLAN BENEFITS

               The following table summarizes the benefits that will be received by each person identified in the table under the proposed amendment to the Plan.

          Name and Position        Dollar Value($)       Number of Units
          -----------------        ---------------       ---------------
          Brian Magowan               500,000               400,000
            Chairman of the
            Board and Chief
            Executive Officer
          Earl Gallegos               625,000               500,000
            Director and a
            Consultant to the
            Company
          Mark D. Johnston            390,000               195,000
            Director and
            Chief Financial
            Officer
          Peter C. Lynch              150,000               100,000
            President and Chief
            Operating Officer
            of the Company and
            President and Chief
            Operations Officer
            of COVER-ALL
          Executive Group           1,040,000               695,000
          Non-Executive
          Director Group              625,000               500,000

          VOTE REQUIRED

               In accordance with applicable Delaware law and the Company's Plan, approval of Proposal No. 2 to amend the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting.

               THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT AND EXPAND THE ELIGIBILITY REQUIREMENTS TO RECEIVE GRANTS AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


               In March 1996, the Company entered into a series of agreements which provided for the transfer and discontinuance of its Insurance Services Division ("ISD") operations and the issuance of the Company's Common Stock and warrants to purchase Common Stock (the "Restructuring Warrants") to (i) certain customers of the ISD business in exchange for the release of the Company from its obligations to provide insurance services to ISD customers and (ii) The Robert Plan Corporation in exchange for the settlement and dismissal of lawsuits with The Robert Plan Corporation.

               As part of the restructuring transactions (the "Restructuring"), the Company transferred certain assets, employees, contracts and leased premises relating to its ISD business to a subsidiary of The Robert Plan Corporation, which has replaced the Company as the provider of insurance services to the ISD customers. In exchange for settling the lawsuits, releasing the Company's obligations to provide insurance services under its contracts and executing the mutual releases, the Company issued to certain of the ISD customers and certain parties to the litigation: (a) a total of 3,256,201 shares of the Company's Common Stock, (b) five-year Restructuring Warrants to purchase up to an additional aggregate of 1,553,125 shares of the Company's Common Stock at $2.00 per share, and (c) cash of $2.5 million. The Company had the option, exercisable for a period of six months (from March 1, 1996), to (i) purchase 50% of the aforementioned 3,256,201 shares at a cash price equal to the greater of $3.00 or 50% of the then market price of a share of the Company's Common Stock, and (ii) acquire 50% of the 1,553,125 Restructuring Warrants at a cash price equal to $1.00 per Warrant. As discussed below, on March 31, 1996, the Company assigned this purchase option to SIL, which SIL subsequently exercised. As a result of the SIL and Care transactions of March 31, 1996 described below, the antidilution provisions of the Restructuring Warrants required an adjustment of shares to 1,725,694 from 1,553,125 and a price adjustment to $1.80 from $2.00 per share. Further, as a result of the issuance of the Debentures to Tandem on March 31, 1997, the remaining Restructuring Warrants required an adjustment of shares to 902,979 and a price adjustment to $1.72 per share.

               As part of the restructuring, Atlantic Employers Insurance Company ("AEIC"), a CIGNA Property and Casualty company and ISD customer, initially acquired 2,476,547 shares of the Company's Common Stock, Restructuring Warrants to purchase 1,181,250 shares and $675,000 in cash as part of the Restructuring, and on the Record Date held 1,238,273 of the shares and 656,250 of the such warrants. James R. Stallard, Vice President of CIGNA Property and Casualty, was designated as a director of the Company pursuant to the terms of the Restructuring Agreement.

               On March 31, 1996, the Company entered into a series of transactions with SIL and Care whereby the Company: (A) sold to SIL for total proceeds of $3,022,391: (i) 1,412,758 shares of the Company's Common Stock for $2.00 per share, and (ii) five-year warrants (the "SIL Warrants") to purchase an aggregate of 196,875 shares of the Company's Common Stock, exercisable at $2.00 per share, for $1.00 per SIL Warrant ($196,875), and (B) assigned to SIL the rights it retained in the Restructuring to repurchase within six months 1,628,100 shares of the Company's Common Stock for the greater of $3.00 per share or 50 percent of the then market price of the Company's Common Stock and its rights to purchase from the warrantholders for $1.00 per warrant, Restructuring Warrants to acquire 776,562 shares of the Company's Common Stock at $2.00 per share which was subsequently exercised by SIL. As a result of the SIL investment, the antidilution provisions of the Restructuring Warrants purchased by SIL required an adjustment from 776,562 shares at $2.00 share to 862,847 shares at $1.80 per share. As a result of the issuance of the Debentures to Tandem on March 31, 1997, the SIL Warrants required an adjustment of shares to 206,152 and a price adjustment to $1.91 per share.

               SIL is controlled by The Software Trust, a Jersey, Channel Islands Discretionary Settlement, which owns all of the issued capital of SIL as its sole asset. The Care Trust, a Jersey, Channel Islands Discretionary Settlement, owns a majority interest in the issued capital of Care as its sole asset. The beneficiaries of both The Software Trust and The Care Trust are the family interests of Mark D. Johnston. Mr. Johnston is an executive director of each of SIL and Care, but does not have a direct interest in either The Software Trust or The Care Trust. In March 1997, Mark D. Johnston was appointed Chief Financial Officer of the Company on an interim basis until September 30, 1997 or until a permanent replacement is appointed, whichever is earlier. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
          - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

               In March 1997, the Company engaged Brian Magowan as Chief Executive Officer of the Company with compensation to paid by the Company to Turnbury Associates, a consulting firm of which Mr.
          Magowan is a managing partner.   See "COMPENSATION OF EXECUTIVE
          OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE
          OFFICERS."

               In March 1997, the Company engaged Earl Gallegos, a director of the Company, as a consultant. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS."

               A former director of the Company is a partner in a law firm with which the Company incurred legal expenses of approximately $600,000 in fiscal 1996.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
          1934

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 1996, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          COMPENSATION OF EXECUTIVE OFFICERS

             The following table summarizes all compensation earned or paid to (i) the Company's current and former Chief Executive Officers, (ii) each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 and (iii) two additional executive officers who were no longer serving at December 31, 1996, in each case for services rendered in all capacities to the Company during the fiscal years ended December 31, 1996, 1995 and 1994.

                                                  ANNUAL COMPENSATION
                                                  -------------------
             NAME AND                                              OTHER ANNUAL
        PRINCIPAL POSITION       YEAR      SALARY        BONUS     COMPENSATION
        ------------------       ----      ------        -----     ------------
     Brian Magowan               1996     $______      $   -       $139,500(1)
       Chairman of the
        Board and                1995          -           -        119,400(1)
        Chief Executive          1994          -           -            -
        Officer

     Alfred J. Moccia            1996     120,000          -            -
      Former Chairman            1995      45,385          -            -
       of the Board and          1994          -           -            -
       Chief Executive
       Officer
                                                                   3,000 Board
     Mark D. Johnston            1996                                  Fees
      Interim Chief
      Financial
      Officer                    1995          -           -            -
      and Director               1994          -           -            -

     Theodore I. Botter          1996     119,231          -            -
       Former Secretary          1995     162,032          -            -
       and General Counsel       1994     189,038          -            -

     Peter C. Lynch              1996     157,762          -          53,510
       President of the
       Company and               1995     154,578          -            -
       Chief Operating
       Officer of
       COVER-ALL                 1994      64,154          -            -

     Raul F. Calvo               1996     136,800          -            -
       Vice President            1995     114,423          -            -
                                 1994     107,907          -            -
                                                                    87,500
     Harvey Krieger              1996     144,896          -        consulting
                                 1995     350,987          -            -
                                 1994     385,400          -            -



                                     LONG TERM COMPENSATION(1)
                                 ---------------------------------------------
                                      AWARDS              PAYOUTS
                                 ---------------------------------
                                                                        ALL
                                 RESTRICTED   SECURITIES               OTHER
              NAME AND             STOCK      UNDERLYING    LTIP      COMPEN-
         PRINCIPAL POSITION       AWARD(S)     OPTIONS     PAYOUTS   SATION(2)
         ------------------      ----------   ----------   -------   ---------
     Brian Magowan                  -              -          -      $    -
       Chairman of the
       Board and                    -              -          -           -
       Chief Executive              -         20,000          -           -
       Officer

     Alfred J. Moccia               -                         -
       Former Chairman of           -              -          -
       the Board and                -         10,000          -
       Chief Executive
       Officer

     Mark D. Johnston               -         10,000          -           -
       Interim Chief
       Financial Officer            -              -          -           -
       and Director                 -              -          -           -

     Theodore I. Botter             -              -          -           -
       Former Secretary and         -         50,000          -         468
       General Counsel              -         12,000          -       5,685

     Peter C. Lynch                 -         54,800          -           -
       President of the
       Company and                  -         55,000          -           -
       Chief Operating
       Officer of COVER-ALL         -              -          -           -

     Raul F. Calvo                  -         34,700          -           -
       Vice President               -         35,000          -           -
                                    -              -          -           -
     Harvey Krieger                                           -           -
                                    -              -          -       9,725
                                    -              -          -       7,413

     --------------

     (1) Represents amounts paid to Turnbury Associates ("Turnbury"), a consulting firm of which Mr. Magowan is a manager partner, pursuant to consulting arrangements between the Company and Turnbury which were terminated as of March 14, 1997, the date on which Mr. Magowan was engaged as Chief Executive Officer of the Company.

     (2) All amounts represent insurance premiums paid by the Company during the fiscal years specified with respect to group term life insurance for the benefit of the named executive officers.

          GRANTS AND EXERCISES OF STOCK OPTIONS

               The following table sets forth certain information with respect to stock options granted during the 1996 fiscal year to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

                                  INDIVIDUAL GRANTS
                               ------------------------
                               NUMBER OF    % OF TOTAL
                               SECURITIES    OPTIONS
                               UNDERLYING   GRANTED TO
                                OPTIONS    EMPLOYEES IN  EXERCISE  EXPIRATION
          NAME                  GRANTED    FISCAL YEAR     PRICE      DATE
          ----                  -------    -----------   --------  ----------
          Brian Magowan            -           -             -         -
          Alfred J. Moccia         -           -             -         -
          Mark D. Johnston       10,000       3.0%         $4.50    4/15/01
          Theodore I. Botter       -           -             -         -
          Peter C. Lynch         30,000       8.9           5.00    4/16/01
                                 24,800       7.4           2.00    9/29/98
          Raul F. Calvo          15,000       4.4           5.00    4/16/01
                                 19,700       5.8           2.00    9/29/98
          Harvey Krieger           -           -             -         -


                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                                          ANNUAL RATES OF STOCK PRICE
                                          APPRECIATION FOR OPTION TERM
                                      -------------------------------------

          NAME                                 5%                10%
          ----                                ----               ----
          Brian Magowan                         -                 -
          Alfred J. Moccia                      -                 -
          Mark D. Johnston                   $12,500           $27,500
          Theodore I. Botter                    -                 -
          Peter C. Lynch                      41,500            91,500
                                               5,000            10,500
          Raul F. Calvo                       21,000            46,000
                                               4,000             8,000
          Harvey Krieger                        -                 -

             Harvey Krieger exercised options to purchase 60,125 shares of the Company's Common Stock at an exercise price of $3.53 resulting in a realized gain of $99,372. The following table sets forth outstanding stock options held by the executive officers of the Company listed in the Summary Compensation
          Table at December 31, 1996.

                                                   NUMBER OF
                                                   SECURITIES       VALUE OF
                                                   UNDERLYING     UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                                                   OPTIONS AT      OPTIONS AT
                                                  FISCAL YEAR-    FISCAL YEAR-
                                                      END            END(1)
                                                      (#)             ($)
                      NUMBER OF                  - - - - - - -   - - - - - - -
                       SHARES
                     ACQUIRED ON      VALUE       EXERCISABLE/    EXERCISABLE/
        NAME          EXERCISE     REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
        ----         -----------   -----------   -------------   -------------
   Brian Magowan          -            -                     -         -
   Alfred J. Moccia       -            -              10,000/0         -
   Mark D. Johnston       -            -              10,000/0         -
   Peter C. Lynch         -            -         27,500/69,800         -
   Raul F. Calvo          -            -         17,500/44,700         -
   Harvey Krieger       60,125       99,372                  -         -

   ---------------
   (1)  Based upon the fair market value, $1.50, of the Company's
        Common Stock on December 31, 1996 on The Nasdaq SmallCap
        Market, no options were "in the money."

          EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

               The Company has a consulting agreement with Harvey Krieger pursuant to which the Company pays Mr. Krieger annual compensation of $150,000. The agreement terminates on May 31, 1997 and will not be renewed. The Company also has a one-year service agreement with Mr. Botter pursuant to which the Company pays Mr. Botter an annual compensation of $50,000. The agreement terminates on July 31, 1997 and will not be renewed.

               On March 1, 1996, the Company and COVER-ALL entered into an employment agreement with Peter C. Lynch, President and Chief Operating Officer of the Company and President and Chief Operations Officer of COVER-ALL. The employment agreement has a two-year term expiring on February 28, 1998 and provides for compensation at the annual rate of $165,000 for the first year and $189,750 for the second year of employment as well as for each successive year of employment thereafter, if the renewal option is exercised. The employment agreement may be renewed for successive one year terms jointly by the Company and Mr. Lynch by providing written notice of renewal to each other at least 90 days prior to the expiration of the then current term. The agreement provides that if Mr. Lynch's employment is terminated during the employment term for any reason, other than for cause, death or disability, the Company will pay Mr. Lynch an amount equal to the remaining salary to which he would have been entitled if his employment had not been terminated before the end of the employment term plus six month's salary. If Mr. Lynch's employment is terminated by the Company after the employment term for any reason, including expiration of the employment term without renewal thereof by the Company, and other than for cause, death or disability, the Company will pay
          Mr. Lynch six month's salary.

               On April 1, 1996, the Company and COVER-ALL entered into an employment agreement with Raul F. Calvo, Vice-President and Chief Accounting Officer of the Company. The employment agreement expires on December 31, 1998 and provides for compensation at the annual rate of $131,250. The employment agreement may be renewed for successive one year terms jointly by the Company and Mr. Calvo by providing written notice of renewal to each other at least 90 days prior to the expiration of the then current term. The agreement provides that if Mr. Calvo's employment is terminated during the employment term for any reason, other than for cause, death or disability, the Company will pay Mr. Calvo his salary to the end of the employment term, but not less than six (6) month's salary, unless the termination is by reason of death or disability, in which case the Company shall pay to Mr. Calvo, or his estate in the case of death, an amount equal to six month's salary. If Mr. Calvo's employment is terminated by the Company after the employment term for any reason, including expiration of the employment term without renewal thereof by the Company, and other than for cause, death or disability, the Company will pay Mr. Calvo six month's salary.

               In March 1997, the Company engaged Brian Magowan as Chief Executive Officer of the Company. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, the Company will pay Turnbury Associates ("Turnbury"), a consulting firm of which Mr. Magowan is a managing partner, $12,500 per month, plus expenses, for services rendered by Mr. Magowan. Additionally, the Company granted Mr. Magowan five year options to purchase
          400,000 shares of Common Stock, exercisable at $1.25 per share, 100,000 of which the Board of Directors deemed vested on April 29, 1997 and the remainder of which will vest in three blocks of 100,000 shares each when the price of the Company's Common Stock closes for five consecutive days at $4.00, $6.00 and $8.00, respectively, for each such block. In conjunction with the vesting of the first
          100,000 of the 400,000 shares, the Master Distribution Agreement between the Company and Turnbury, which appointed Turnbury as the Company's exclusive worldwide marketing representative for the solicitation and management of indirect resellers of the Company's products, terminated. Mr. Magowan will also be entitled to receive a bonus payment of $100,000 if the Company achieves certain projected sales goals for fiscal 1997. Additionally, the Company will reimburse Mr. Magowan for certain business expenses. Mr. Magowan's engagement as Chief Executive Officer is terminable by either Mr. Magowan or the Company on 30 days' notice.

               In March 1997, the Company engaged Mark D. Johnston as Chief Financial Officer of the Company on an interim basis until September 30, 1997 or until a permanent replacement is appointed, whichever is earlier. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, as compensation for Mr.

          Johnston's services, the Company granted Mr. Johnston five year options to purchase 195,000 shares of Common Stock, exercisable at $2.00 per share, representing 30,000 shares for each month during which Mr. Johnston has been engaged to act as Chief Financial Officer. Mr. Johnston will forfeit 30,000 shares for each month that he does not serve as Chief Financial Officer prior to the end of his engagement term on September 30, 1997. Additionally, the Company will reimburse Mr. Johnston for certain business expenses. Mr. Johnston's engagement as Chief Financial Officer is terminable by either Mr. Johnston or the Company on 30 days' notice.

               In March 1997, the Company engaged Earl Gallegos, a director of the Company, as a consultant with an engagement period through January 15, 1998. The engagement provides for Mr. Gallegos to devote his full business time to performing consulting services for the Company no less than eight days per month. Pursuant to a compensation package amended by the Board of Directors on April 29, 1997, as compensation for Mr. Gallegos' services, the Company will grant Mr. Gallegos five year options to purchase 25,000 shares of Common Stock, exercisable at $1.25 per share, with respect to each month during which Mr. Gallegos performs such duties, all of which vest when granted. As of April 29, 1997, such options to purchase 37,500 shares of Common Stock has been granted. Mr. Gallegos will also be entitled to receive as a bonus, five year options to purchase an additional 250,000 shares of Common Stock,exercisable at $1.25 per share, if the Company achieves certain projected sales goals for fiscal 1997. Additionally, the Company will reimburse Mr. Gallegos for certain business expenses. Mr. Gallegos' engagement is terminable by either Mr. Gallegos or the Company on 30 days' notice.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               During fiscal year 1996, the Compensation Committee consisted of Alfred J. Moccia, Leonard Gubar and Peter R. Lasusa, all of whom resigned as directors of the Company in March 1997. Mr. Moccia also served as Chairman of the Board and Chief Executive Officer of the Company until March 1997. Mr. Gubar is a partner of Reid & Priest LLP, which performed legal services for the Company during the fiscal year ended December 31, 1996 and the Company expects that such law firm will render legal services to the Company in the future. The present compensation Committee consists of Messrs. Magowan and Johnston. Mr. Magowan serves as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Johnston serves as a director and as the Chief Financial Officer of the Company on an interim basis until September 30, 1997 or until a permanent replacement is appointed, whichever is earlier. Mr. Johnston is also an executive director of each of SIL and Care. Other than as disclosed, no executive officer of the Company had any relationship reportable under the Compensation Committee Interlock regulations during 1996.

          COMPENSATION OF DIRECTORS

               In 1996, the Company's outside directors were to each receive $12,000 annually for their services as a director of the Company, payable in equal quarterly installments, plus $300 for each Board meeting and committee meeting attended. Such fees were suspended in September 1996. In 1997, the Company's outside directors shall not receive any compensation for their services as directors of the Company.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achievements, and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. The Chairman of the Board and Chief Executive Officer of the Company is separately evaluated by the Committee which takes into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company's business. For fiscal 1996, no bonuses were paid with respect to 1995 performance due to the Company's continuing financial difficulties. In 1996, the Company entered into (i) a one-year consulting agreement with Harvey Krieger which terminates on May 31, 1997, will not be renewed and pursuant to which the Company pays Mr. Krieger annual compensation of $150,000, (ii) a one-year service agreement with Theodore I. Botter which terminates on July 31, 1997, will not be renewed and pursuant to which the Company pays Mr. Botter annual compensation of $50,000, (iii) a two-year employment agreement with Peter C. Lynch, President and Chief Operating Officer of the Company and President and Chief Operations Officer of COVER-ALL, on March 1, 1996, pursuant to which the Company pays Mr. Lynch $165,000 during the first year of employment under the contract and $189,750 during the second year, and (iv) a one and one-half year employment agreement with Mr. Raul F. Calvo pursuant to which the Company pays Mr. Calvo annual compensation of $131,250.

               This report was furnished by Messrs. Magowan and Johnston, members of the Compensation Committee.

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
           AMONG COVER-ALL TECNOLOGIES INC., THE RUSSELL 2000 INDEX,
                    A NEW PEER GROUP AND AN OLD PEER GROUP


                        10/31   10/31  10/31  12/31  12/31  12/31  12/31
                        1991    1992   1993   1993   1994   1995   1996
                        ----    ----   ----   ----   ----   ----   ----
     COVER-ALL
      TECHNOLOGIES
      INC.              100     137     91     81     39     25     25

     NEW PEER
      GROUP             100     126     78     89    115    226    272

     OLD PEER
      GROUP             100     125    166    162    150    201    206

     RUSSELL
      2000              100     110    145    145    143    183    214


      *  $100 INVESTED ON 10/31/91 IN STOCK OR INDEX -
         INCLUDING REINVESTMENT OF DIVIDENDS.

                             GRAPH PRODUCED BY RESEARCH

                                       AUDITORS

               The Company's independent public auditors are Ernst & Young LLP, Hackensack, New Jersey. A representative of Ernst & Young LLP will be present at the Meeting and available to respond to appropriate questions and, in addition, such representative will be given an opportunity to make a statement at the Meeting if the representative desires.


                                    ANNUAL REPORT

               All stockholders of record as of April 28, 1997 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1996 (the "Annual Report") which contains audited financial statements of the Company and complies with all of the disclosure requirements of the Company's 1996 Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC"). The Annual Report is deemed to be part of the material for the solicitation of proxies.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON APRIL 28, 1997 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, COVER-ALL TECHNOLOGIES INC., 18-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410.


                                STOCKHOLDER PROPOSALS

               Stockholder proposals must be received by January 1, 1998 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable SEC regulations.


                                    MISCELLANEOUS

               All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

               It is important that proxies be returned promptly.
          Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                     By Order of the Board of Directors

                                     ANN F. MASSEY
                                       Secretary

          Date:  April 30, 1997

                                                                    ANNEX A


                           1995 EMPLOYEE STOCK OPTION PLAN

                                   ----------------


          DESCRIPTION OF THE PLAN

               Administration

               The Plan is administered by the Board of Directors of the Company (when sitting to administer the Plan, the Board of Directors is hereinafter referred to as the "Plan Committee"). The Plan Committee determines who shall be granted options under the Plan, the dates at which such options shall be granted, the number of options to be granted, the exercise price applicable to each option, the times when options shall become exercisable, the duration of the exercise periods, and generally interprets the Plan and prescribes, amends and rescinds rules and regulations relating to the Plan.

               Eligible Recipients

               Options may be granted to present and future common law employees, non-employee directors and consultants of the Company or of any of its subsidiaries.

               Exercise Price of Options

               The exercise price of non-qualified stock options is within the discretion of the Plan Committee at the time the non-qualified stock option is granted; provided, however, that such exercise price may not be less than the par value of the Common Stock. The exercise price of incentive stock options is determined by the Plan Committee at the time the incentive stock option is granted, but in no event shall such exercise price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of incentive stock options granted to an employee, officer, director or consultant owning more than 10% of the total combined voting power of all classes of stock of the Company before the grant (a "10% Holder") may not be less than 110% of such fair market value.

               Limitation on Incentive Options

               To the extent that the aggregate fair market value of the Common Stock (determined on the date of grant) underlying incentive stock options under the Plan which are first exercisable by any optionholder during any calendar year exceeds $100,000, the portion of such incentive stock options with respect to such excess (determined by accounting for incentive stock options in the order in which they were granted, and by accounting for incentive stock options granted on the same date pro rata) shall be treated as if such options were non-qualified stock options.

               Exercise and Expiration of Options

               Options granted pursuant to the Plan are non-transferable by the optionholder other than by will or the laws of descent and distribution, and may be exercised only by the optionholder while employed or engaged by the Company or a subsidiary of the Company, subject to certain rights of exercise after termination. Options granted under the Plan shall be for not more than ten years from the date of grant (five years in the case of options granted to an employee officer, director or consultant who is a 10% Holder), subject to earlier termination as provided at the time the option is granted. In the event of termination of employment or engagement other than for death or disability, and in some cases cause, any unexercised options outstanding at that time will immediately terminate. In the event of an optionholder's death, the beneficiaries of the employee may exercise the option (to the extent the option was exercisable at the time of the employee's death) for a period of up to one (1) year after the optionholder's death, but not later than the date the option otherwise would expire. In the case of an optionholder's disability, the option may be exercised (to the extent the option was exercisable on the date of termination) at any time within one (1) year after the date of termination, but no later than the date the option would otherwise expire.
          Options are exercisable at such time or times or in such installments on a cumulative basis, and upon such conditions, as the Plan Committee determines at the time of grant. The exercise price of options must be paid in full at the time of exercise.

               Termination of the Plan

               Options may be granted under the Plan at any time or from time to time as long as the total number of shares of Common Stock underlying options granted at any time under the Plan does not exceed 2,000,000 subject to adjustment. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company; however, any such termination shall not affect any options then outstanding under the Plan. No option shall be granted under the Plan after March 22, 2005, which is 10 years from the effective date of the Plan.

               Amendment

               The Board of Directors of the Company may from time to time make such changes in and additions to the Plan as it may deem proper; provided, however, that without stockholder approval, no change to the Plan will be effective that (i) increases (other than for adjustments in certain events involving dilution) the total number of shares covered by the Plan, (ii) changes the persons who may receive options under the Plan or (iii) extends the period during which options may be granted. No amendment, suspension or termination of the Plan will alter or impair options previously granted under the Plan without the consent of the holder thereof.

               Adjustment

               Upon the occurrence of certain events, including stock dividends, reorganization, recapitalization or similar changes or transactions of or by the Company, the aggregate number and class of shares available for issuance under the Plan or pursuant to an individual stock option agreement will be appropriately adjusted and all of the provisions of the Plan with respect to the number and class of shares so available will likewise be adjusted.

          FEDERAL INCOME TAX CONSEQUENCES

               The Company has been advised by its counsel that under currently applicable provisions of the Code, the following federal income tax consequences may be expected by an optionholder and by the Company in respect of the grant and exercise of incentive stock options and non-qualified stock options under the Plan.

               Consequences to the Optionholder

               Grant. There are no federal income tax consequences to the optionholder by reason of the grant of incentive stock options and non-qualified stock options under the Plan.

               Exercise. The exercise of incentive stock options is not a taxable event for regular federal income tax purposes. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

               Upon the exercise of a non-qualified stock option, the optionholder generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a non-qualified stock option will be subject to both wage and employment tax withholding.

               The optionholder's tax basis in the shares acquired pursuant to the exercise of a stock option will be the amount paid upon exercise plus, in the case of a non-qualified stock option, the amount of ordinary income recognized by the optionholder upon exercise.

               Qualifying Disposition. If an optionholder disposes of shares of the Company's Common Stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the shares are transferred to the optionholder, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

               Disqualifying Disposition. If the optionholder disposes of shares of the Company's Common Stock acquired upon exercise of an incentive stock option (other than in certain tax-free transactions) within two years from the date on which the incentive stock option is granted or within one year after the transfer of the shares to the optionholder, then at the time of disposition the optionholder generally will recognize ordinary income equal to the lesser of (a) the excess of such shares' fair market value on the date of exercise over the exercise price paid by the optionholder or (b) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the optionholder's adjusted basis in such shares). If the amount realized on a taxable disposition exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e, if the amount realized is less than the exercise price paid by the optionholder), then the loss will be a capital loss.

               Other Disposition. If an optionholder disposes of shares of the Company's Common Stock acquired upon exercise of a non-qualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the amount realized upon disposition. Any such capital gain or loss will be long-term or short-term depending on whether the shares of the Company's Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

               Alternative Minimum Tax. Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the optionholder's regular tax for the taxable year. AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exemption amount as does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns) plus 28% of the taxpayer's AMTI over the exemption amount in excess of $175,000 ($87,500). The exemption amount is $45,000 for joint returns or returns of a surviving spouse ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of a surviving spouse ($112,000 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

               The exercise of incentive stock options (but not non-qualified stock options) will generally result in an upward adjustment to the optionholder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price.
          The basis of the stock acquired, for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option.

               Upon the disposition of the stock, the increased basis will result in a smaller capital gain for AMTI than for ordinary income tax purposes.

               Consequences to the Company

               There are no federal income tax consequences to the Company by reason of the grant of incentive stock options or non-qualified stock options or the exercise of incentive stock options (other than disqualifying dispositions).

               At the time the optionholder recognizes ordinary income from the exercise of a non-qualified stock option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company timely satisfies its reporting and disclosure obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of incentive stock options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

               The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a non-qualified stock option or the disqualifying disposition of Company Common Stock acquired pursuant to an incentive stock option.

               Other Tax Consequences

               The foregoing discussion is not a complete description of the federal income tax aspects of incentive stock options and non-qualified stock options issued pursuant to the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

          GRANT OF OPTIONS PURSUANT TO THE EMPLOYEE PLAN

               Three year options to purchase an aggregate of 117,225 shares of Common Stock have been granted under the Plan at an exercise price per share of $1.75 to 53 key and general employees. Two year options to purchase an aggregate of 199,750 shares of Common Stock have been granted under the Plan at an exercise price of $2.00 per share to 62 key and general employees. Options to purchase an aggregate of 137,500 shares of Common Stock have been granted under the Plan at exercise prices ranging from $4.00 to $5.25 to 8 key employees. Due to termination of employment, 44,650 of the options granted have terminated and become available for grant. Additionally, five year options to purchase an aggregate of 632,500 shares of Common Stock have been granted to Messrs. Magowan, Johnston and Gallegos and the Company has contractual obligations to grant additional five year options to purchase 212,500 shares of Common Stock to Mr. Gallegos, all of which are contingent upon, in the case of Mr. Magowan, the Company's Common Stock trading at certain levels for specified periods of time and, in the case of Messrs. Johnston and Gallegos, their continued service to the Company as Chief Financial Officer and Consultant, respectively. Additionally, Mr. Gallegos shall be entitled to receive as a bonus, five year options to purchase 250,000 shares of Common Stock if the Company achieves certain projected sales goals for fiscal 1997. All grants to Messrs. Magowan, Johnston and Gallegos are subject to stockholder approval of the proposed amendment to the Plan.

                          APPENDICES TO PROXY STATEMENT

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             COVER-ALL TECHNOLOGIES INC.



               The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint Brian Magowan and Mark Johnston and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601, on June 19, 1997 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

               The undersigned hereby instructs said proxies or their substitutes:

          1. TO ELECT A CLASS OF DIRECTORS CONSISTING OF ONE DIRECTOR TO SERVE FOR A TERM OF THREE YEARS AND UNTIL HIS SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED:

               [ ]  Vote FOR the nominee     [ ]  WITHHOLD AUTHORITY to
                    listed below                  vote for the nominee
                                                  listed below

                         NOMINEE:  Brian Magowan

          2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR GRANT UNDER THE PLAN FROM 600,000 TO 2,000,000 AND TO EXPAND THE ELIGIBILITY REQUIREMENTS TO RECEIVE GRANTS UNDER THE PLAN TO INCLUDE NON-EMPLOYEE DIRECTORS AND CONSULTANTS OF THE COMPANY.

               [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

          3. DISCRETIONARY AUTHORITY: TO VOTE WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.


                              (continued, and to be signed on reverse side)

                             (continued from other side)


               THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                        Please sign exactly as your name
                                        appears hereon.  If stock is held
                                        jointly, signature should include
                                        both names.  Administrators,
                                        Trustees, Guardians and others
                                        signing in a representative
                                        capacity, please give your full
                                        titles.


                                        Dated:                       , 1997
                                              -----------------------


                                        -----------------------------(L.S.)


                                        -----------------------------(L.S.)
                                                  Signature(s)



          Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                             COVER-ALL TECHNOLOGIES INC.

                          1995 EMPLOYEE STOCK OPTION PLAN,

                                    AS AMENDED

                                  ---------------

                          EFFECTIVE AS OF MARCH 22, 1995

                             COVER-ALL TECHNOLOGIES INC.
                           1995 EMPLOYEE STOCK OPTION PLAN,
                                      AS AMENDED

                                     INTRODUCTION

                    Cover-All Technologies Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "Cover-All Technologies Inc. 1995 Employee Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and Incentive Stock Options.

                    The Plan shall become effective on March 22, 1995. However, it shall be rendered null and void and have no effect, and all Options granted hereunder shall be canceled, if the Plan is not approved by a majority vote of the Corporation's stockholders within twelve (12) months of such date.

                    The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders, customers and employees, by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                     DEFINITIONS

                    For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

                    (a)  "Code" shall mean the Internal Revenue Code of
                          ----
          1986, as amended, and the rules and regulations thereunder.

                    (b)  "Committee" shall mean the full Board of Directors
                          ---------
          of the Corporation.

                    (c)  "Common Stock" shall mean the common stock, par
                          ------------
          value $0.01 per share, of the Corporation.

                    (d)  "Corporation" shall mean Cover-All Technologies
                          -----------
          Inc., a Delaware  corporation.

                    (e)  "Disability" shall have the same meaning as the
                          ----------
          term permanent and total disability under Section 22(e)(3) of the Code.

                    (f)  "Exchange Act" shall mean the Securities Exchange
                          ------------
          Act of 1934, as amended, and the rules and regulations thereunder.

                    (g)  "Fair Market Value" of the Corporation's Common
                          -----------------
          Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

                    (h)  "Good Cause" shall mean (i) a Participant's
                          ----------
          willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice, (ii) a Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect, or (iii) a Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary or commission of a felony.

                    (i)  "Incentive Stock Option" shall mean a stock option
                          ----------------------
          satisfying the requirements for tax-favored treatment under
          Section 422 of the Code.

                    (j)  "Non-Qualified Option" shall mean a stock option
                          --------------------
          which does not satisfy the requirements for tax-favored treatment under Section 422 of the Code.

                    (k)  "Option" shall mean an Incentive Stock Option or a
                          ------
          Non-Qualified Stock Option granted pursuant to the provisions of
          Section V hereof.

                    (l)  "Optionee"  shall mean a Participant who is
                          --------
          granted an Option under the terms of this Plan.

                    (m)  "Parent" shall mean a parent corporation of the
                          ------
          Corporation within the meaning of Section 424(e) of the Code.

                    (n)  "Participant" shall mean any employee or other
                          -----------
          individual (including a Director Participant) participating under the Plan.

                    (o)  "Plan Award" shall mean an Option granted pursuant
                          ----------
          to the terms of this Plan.

                    (p)  "Section 16" shall mean Section 16 of the Exchange
                          ----------
          Act and the rules and regulations promulgated thereunder.

                    (q)  "Securities Act" shall mean the Securities Act of
                          --------------
          1933, as amended, and the rules and regulations thereunder.

                    (r)  "Subsidiary" shall mean a subsidiary corporation
                          ----------
          of the Corporation within the meaning of Section 424(f) of the Code.

                                      SECTION I
                                    ADMINISTRATION

                    The Plan shall be administered by the Committee, which shall be composed of at least two directors who meet the requirements of disinterested administrators under Section 16. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section IV of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. This Plan is intended to be a bifurcated plan. The references to Section 16 contained herein are intended to apply only to the extent necessary for the Plan to comply with Rule 16b-3 under Section 16 and only as to those insiders of the Corporation who are deemed to be Section 16 insiders.

                                      SECTION II
                                   SHARES AVAILABLE

                    Subject to the adjustments provided in Section X of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be two million (2,000,000) shares. Shares of Common Stock underlying awards of Options shall be counted against the limitation set forth in the immediately preceding sentence and may be reused (e.g., in the event that an Option to any individual expires,
           ----
          is terminated unexercised, or is forfeited as to any shares covered thereby). However, with respect to Plan Awards made to
          Section 16 insiders, shares of Common Stock may be reused only to the extent permitted under Section 16. Incentive and Non-Qualified Stock Options under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

                                     SECTION III
                                     ELIGIBILITY

                    Eligible participates in the Plan shall include present and future (i) common law employees who are regularly employed on a salaried basis, (ii) non-employee directors, and (iii) consultants of the Corporation, or of any Parent or Subsidiary.

                                      SECTION IV
                                AUTHORITY OF COMMITTEE

                    The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with the Exchange Act, to the extent such compliance is required, and, subject to the Code, shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section X hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive, and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the purchase price or exercise price of each Plan Award, the period(s) during which such Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee (which may be exercised in its sole discretion) shall include without limitation the following:

                    (a)  Financing.  The arrangement of temporary financing
                         ---------
          for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

                    (b)  Procedures for Exercise of Option.  The
                         ---------------------------------
          establishment of procedures for an Optionee (i) to exercise an
          Option by payment of cash or any other property acceptable to the Committee, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price of the total number of shares to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where a Option is not exercised in its entirety, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire option, together with such cash as shall be paid in respect of fractional shares and (iv) to engage in any form of "cashless" exercise.

                    (c)  Withholding.  The establishment of a procedure
                         -----------
          whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by the Participant to meet the obligation of withholding for taxes incurred by the Optionee upon such exercise.

                    (d)  Types of Plan Awards.  The Committee may grant
                         --------------------
          awards in the form of one or more of Incentive Stock Options and Non-Qualified Stock Options.

                                      SECTION V
                                    STOCK OPTIONS

                    The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options.
          No Option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the
                                         --------  -------
          Options granted under the Plan shall be subject to the following:

                    (a)  Exercise Price.  The Committee shall establish the
                         --------------
          exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the
                                            --------  -------
          exercise price for each share of Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan.

                    (b)  Payment of Exercise Price.  The price per share of
                         -------------------------
          Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or, upon the discretion of the Committee, pursuant to any of the methods set forth in Sections IV(a) or (b) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

                    (c)  Exercisability of Options.  Each Option shall be
                         -------------------------
          exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

                    (d)  Expiration of Options.  No Option by its terms
                         ---------------------
          shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case
                                           --------  -------
          of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

                    (e)  Exercise Upon Death of Optionee.  Subject to the
                         -------------------------------
          provisions of Section V(h) hereof, in the event of the death of the Optionee prior to his termination of employment with the Corporation or with any Parent or Subsidiary, or within three (3) months of the date of such termination (other than for Good Cause), his estate (or other beneficiary, if so designated in writing by the Participant) shall have the right, within one (1) year after the date of death (but in no case after the expiration date of the Option(s)), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which the deceased Optionee had not exercised his Option at the time of his death, but only to the extent such Option or Options were exercisable on the date of his death (or, if provided in an Option Agreement with respect to a particular Optionee, at the date of exercise determined as if the Optionee died on such date).

                    (f)  Exercise Upon Disability of Optionee.  Subject to
                         ------------------------------------
          the provisions of Section and V(h) hereof, if the employment by the Corporation or by any Parent or Subsidiary of an Optionee is terminated because of Disability, he shall have the right, within one (1) year after the date of such termination (but in no case after the expiration of the Option), to exercise his Option(s) with respect to all or any part of the shares of Common Stock as to which he had not exercised his Option at the time of such termination, but only to the extent such Option or Options were exercisable on the date of his termination of employment.

                    (g)  Exercise Upon Optionee's Termination of
                         ---------------------------------------
          Employment.  Except as provided in the following sentence, if the
          ----------
          employment of an Optionee by the Corporation or by any Parent or Subsidiary is terminated for any reason (including, but not limited to, Good Cause) other than those specified in Sections V(e) and (f) above, then the Optionee shall, at the time of such termination of employment, forfeit his rights to exercise all of such Option(s).

                    (h)  Maximum Amount of Incentive Stock Options.  Each
                         -----------------------------------------
          Plan Award under which Incentive Stock Options are granted shall provide that to the extent the aggregate of the (i) Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and (ii) the fair market values (determined as of the date(s) of grant of the options) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any individual during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking options into account in the order in which they are granted.

                                      SECTION VI
                                 ADJUSTMENT OF SHARES

                    In the event there is any change in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

                                     SECTION VII
                               MISCELLANEOUS PROVISIONS

                    (a)  Administrative Procedures.  The Committee may
                         -------------------------
          establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. Subject to the provisions of Section X hereof, all actions and decisions of the Committee shall be final.

                    (b)  Assignment or Transfer.  No grant or award of any
                         ----------------------
          Incentive Stock Option or any other "derivative security" (as defined by Rule 16a-l(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of a Participant Options granted hereunder shall be exercisable only by the Participant.

                    (c)  Investment Representation.  In the case of Plan
                         -------------------------
          Awards paid in shares of Common Stock or other securities, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act to deliver such securities in compliance with the provisions of the Securities Act.

                    (d)  Withholding Taxes.  The Corporation shall have the
                         -----------------
          right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. Subject to the Rules promulgated under Section 16 of the Exchange Act (to the extent applicable), and to the consent of the Committee, the Participant, may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as described under Section IV(c) hereof.

                    (e)  Costs and Expenses.  The costs and expenses of
                         ------------------
          administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

                    (f)  Funding of Plan.  The Plan shall be unfunded.  The
                         ---------------
          Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder is unsecured and shall be subject to the general creditors of the Corporation.

                    (g)  Other Incentive Plans.  The adoption of the Plan
                         ---------------------
          does not preclude the adoption by appropriate means of any other incentive plan for employees.

                    (h)  Plurals and Gender.  Where appearing in the Plan,
                         ------------------
          masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

                    (i)  Headings.  The headings and sub-headings in this
                         --------
          Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

                    (j)  Severability.  In case any provision of this Plan
                         ------------
          shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                    (k)  Payments Due Missing Persons.  The Corporation
                         ----------------------------
          shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known address advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

                    (l)  Liability and Indemnification.  (i)  Neither the
                         -----------------------------
          Corporation nor any Parent or Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

                         (ii) Except for their own gross negligence or
               willful misconduct regarding the performance of the dates specifically assigned to them under or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

                    (m)  Incapacity.  If the Committee shall receive
                         ----------
          evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

                    (n)  Cooperation of Parties.  All parties to this Plan
                         ----------------------
          and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

                    (o)  Governing Law.  All questions pertaining to the
                         -------------
          validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New York.

                    (p)  Nonguarantee of Employment.  Nothing contained in
                         --------------------------
          this Plan shall be construed as a contract of employment between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of the Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees, with or without cause.

                    (q)  Notices.  Each notice relating to this Plan shall
                         -------
          be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attn: Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

                    (r)  Written Agreements.  Each Plan Award shall be
                         ------------------
          evidenced by a signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

                                     SECTION VIII
                           AMENDMENT OR TERMINATION OF PLAN

                    The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Options reduce the minimum exercise price in the case of an Incentive Stock Option, or modify the provisions of the Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders (such approval being granted within 12 months of the effective date of such amendment). The Board of Directors of the Corporation shall be authorized to amend the Plan and the Options granted thereunder
          (i) to maintain qualification as "incentive stock options" within the meaning of Section 422 of the Code, if applicable or (ii) to comply with Rule 16b-3 (or any successor rule) promulgated under the Exchange Act. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Plan Awards previously granted under the Plan, without the consent of the holder thereof.

                                      SECTION IX
                                     TERM OF PLAN

                    The Plan shall remain in effect until March 21, 2005, unless sooner terminated by such Board of Directors. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

                                      SECTION X
                                  CLAIMS PROCEDURES

                    (a)  Denial.  If any Participant, former Participant or
                         ------
          beneficiary is denied any vested benefit to which he is, or reasonably believes he is, entitled under this Plan, either in total or in an amount less than the full vested benefit to which he would normally be entitled, the Committee shall advise such person in writing the specific reasons for the denial. The Committee shall also furnish such person at the time with a written notice containing (i) a specific reference to pertinent Plan provisions, (ii) a description of any additional material or information necessary for such person to perfect his claim, if possible, and an explanation of why such material or information is needed and (iii) an explanation of the Plan's claim review procedure.

                    (b)  Written Request for Review.  Within 60 days of
                         --------------------------
          receipt of the information stated in subsection (a) above, such person shall, if he desires further review, file a written request for reconsideration with the Committee.

                    (c)  Review of Document.  So long as such person's
                         ------------------
          request for review is pending (including the 60 day period in subsection (b) above), such person or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

                    (d)  Committee's Final and Binding Decision.  A final
                         --------------------------------------
          and binding decision shall be made by the Committee within 60 days of the filing by such person of this request for reconsideration; provided, however, that if the Committee, in its
                           --------  -------
          discretion, feels that a hearing with such person or his repre-sentative is necessary or desirable, this period shall be extended for an additional 60 days.

                    (e)  Transmittal of Decision.  The Committee's decision
                         -----------------------
          shall be conveyed to such person in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by such person, the specific references to the pertinent Plan provisions on which the decision is based.

                    (f)  Limitation on Claims.  Notwithstanding any
                         --------------------
          provisions of this Plan to the contrary, no Participant (nor the estate or other beneficiary of a Participant) shall be entitled to assert a claim against the Corporation (or against any Parent or Subsidiary) more than three years after the date the Participant (or his estate or other beneficiary) initially is entitled to receive benefits hereunder.